EXHIBIT 99.2
Pacific Continental Corporation and Subsidiary
Unaudited Consolidated Financial Statements
As of and for the Nine Months Ended September 30, 2017

Pacific Continental Corporation and Subsidiary
Consolidated Balance Sheets
(In thousands, except share amounts)
(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Cash and due from banks	$27,748	$30,154
Interest-bearing deposits with banks	42,530	36,959
Total cash and cash equivalents	70,278	67,113
Securities available-for-sale	453,660	470,996
Loans, net of deferred fees	1,882,842	1,857,767
Allowance for loan losses	(23,363)	(22,454)
Net loans	1,859,479	1,835,313
Interest receivable	6,502	7,107
Federal Home Loan Bank stock	7,084	5,423
Property and equipment, net of accumulated depreciation	19,302	20,208
Goodwill and intangible assets	68,969	70,382
Deferred tax asset	11,281	12,722
Other real estate owned	9,900	12,068
Bank-owned life insurance	35,840	35,165
Other assets	4,328	4,940
Total assets	$2,546,623	$2,541,437
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$906,015	$858,996
Savings and interest-bearing checking	1,055,648	1,110,224
Core time deposits	54,625	65,847
Total core deposits	2,016,288	2,035,067
Other deposits	81,869	113,036
Total deposits	2,098,157	2,148,103
Securities sold under agreements to repurchase	2,031	1,966
Federal Home Loan Bank borrowings	101,000	65,000
Subordinated debentures	34,167	34,096
Junior subordinated debentures	11,428	11,311
Accrued interest and other payables	9,262	7,206
Total liabilities	2,256,045	2,267,682
Shareholders’ equity
Common stock, no par value, shares authorized: 50,000,000; shares issued and outstanding: 22,772,400 at September 30, 2017, and 22,611,535 at December 31, 2016	205,961	205,584
Retained earnings	85,286	70,486
Accumulated other comprehensive loss	(669)	(2,315)
	290,578	273,755
Total liabilities and shareholders’ equity	$2,546,623	$2,541,437
See accompanying notes.

Pacific Continental Corporation and Subsidiary
Consolidated Statements of Income
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Interest and dividend income
Loans	$23,916	$20,145	$71,282	$55,810
Taxable securities	2,247	1,995	6,819	5,551
Tax-exempt securities	498	482	1,510	1,435
Interest-bearing deposits with banks	149	40	335	104
	26,810	22,662	79,946	62,900
Interest expense
Deposits	1,216	984	3,597	2,678
Federal Home Loan Bank borrowings	398	286	1,205	758
Subordinated debentures	590	553	1,735	553
Junior subordinated debentures	105	66	293	179
Federal funds purchased	—	2	1	6
	2,309	1,891	6,831	4,174
Net interest income	24,501	20,771	73,115	58,726
Provision for loan losses	350	1,380	3,725	3,575
Net interest income after provision for loan losses	24,151	19,391	69,390	55,151
Noninterest income
Service charges on deposit accounts	686	717	2,119	2,099
Bankcard income	338	314	968	899
Bank-owned life insurance income	226	172	675	463
Net gain on sale of investment securities	—	—	—	309
Impairment losses on investment securities (OTTI)	(7)	(2)	(9)	(19)
Other noninterest income	645	718	2,797	1,726
	1,888	1,919	6,550	5,477
Noninterest expense
Salaries and employee benefits	7,554	7,520	25,830	23,084
Property and equipment	1,323	1,202	3,929	3,404
Data processing	1,062	924	3,137	2,682
Legal and professional services	576	569	1,789	2,321
Business development	319	460	1,299	1,492
FDIC insurance assessment	297	273	989	848
Other real estate expense (income)	48	71	20	(32)
Merger related expense	176	1,767	1,429	3,745
Other noninterest expense	1,453	1,039	3,846	3,222
	12,808	13,825	42,268	40,766
Income before provision for income taxes	13,231	7,485	33,672	19,862
Provision for income taxes	4,606	2,634	11,370	6,946
Net income	$8,625	$4,851	$22,302	$12,916
Earnings per share
Basic	$0.38	$0.24	$0.98	$0.65
Diluted	$0.38	$0.23	$0.97	$0.64
Weighted average shares outstanding
Basic	22,772,393	20,511,392	22,719,181	19,940,709
Common stock equivalents attributable to stock-based awards	167,018	165,572	162,032	154,813
Diluted	22,939,411	20,676,964	22,881,213	20,095,522
See accompanying notes.

Pacific Continental Corporation and Subsidiary
Consolidated Statements of Comprehensive Income
(In thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Net income	$8,625	$4,851	$22,302	$12,916
Other comprehensive income:
Available-for-sale securities:
Unrealized gain (loss) arising during the period	17	(1,929)	2,781	5,397
Reclassification adjustment for gains realized in net income	—	—	—	(309)
Other than temporary impairment	7	2	9	19
Income tax effects	(9)	751	(1,088)	(1,991)
Derivative agreements—cash flow hedge			—
Unrealized gain (loss) arising during the period	—	160	(14)	(944)
Reclassification adjustment for gains realized in net income	—	—	35	—
Income tax effects	—	(62)	(77)	368
Total other comprehensive income (loss), net of tax	15	(1,078)	1,646	2,540
Total comprehensive income	$8,640	$3,773	$23,948	$15,456
See accompanying notes.

Pacific Continental Corporation and Subsidiary
Consolidated Statements of Changes in Shareholders’ Equity
(In thousands, except share, and per share amounts)
(Unaudited)

	Number of Shares	Common Stock	Retained Earnings	Accumulated Other Comprehensive Income (loss)	Total
Balance, December 31, 2015	19,604,182	$156,099	$59,693	$2,699	$218,491
Net income			19,776		19,776
Other comprehensive loss, net of tax				(5,014)	(5,014)
Comprehensive income					14,762
Stock issuance and related tax benefit	153,991	734			734
Stock issued through acquisition	2,853,362	47,794			47,794
Share-based compensation expense		1,853			1,853
Vested employee RSUs and SARs surrendered to cover tax consequences		(896)			(896)
Cash dividends ($0.44 per share)			(8,983)		(8,983)
Balance, December 31, 2016	22,611,535	$205,584	$70,486	$(2,315)	$273,755
Net income			22,302		22,302
Other comprehensive income, net of tax				1,646	1,646
Comprehensive income					23,948
Stock issuance	160,865	861			861
Share-based compensation expense		1,042			1,042
Vested employee RSUs and SARs surrendered to cover tax consequences		(1,526)			(1,526)
Cash dividends ($.33 per share)			(7,502)		(7,502)
Balance, September 30, 2017	22,772,400	$205,961	$85,286	$(669)	290,578
See accompanying notes.

Pacific Continental Corporation and Subsidiary
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$22,302	$12,916
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization, net of accretion	5,947	4,919
Deferred income taxes	(1)	3
Bank-owned life insurance income	(675)	(469)
Share-based compensation	1,192	1,427
Provision for loan losses	3,725	3,575
Gain on sale of investment securities	—	(309)
Valuation adjustment on foreclosed assets	—	162
Gain on sale of foreclosed assets	(91)	(302)
Other than temporary impairment on investment securities	9	19
Change in:
Interest receivable	605	698
Deferred loan fees	(169)	381
Accrued interest payable and other liabilities	2,094	(1,991)
Other assets	1,520	(1,073)
Net cash provided by operating activities	36,458	19,956
Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale investment securities	41,529	135,319
Purchase of available-for-sale investment securities	(25,308)	(160,943)
Net loan principal originations	(27,905)	(133,405)
Proceeds from sale of foreclosed assets	2,442	1,371
Net purchase of property and equipment	(342)	(2,196)
(Purchase) Redemption of Federal Home Loan Bank stock	(1,661)	1,097
Cash consideration received, net of cash acquired in merger	—	43,855
Net cash used by investing activities	(11,245)	(114,902)
Cash flows from financing activities:
Change in deposits	(49,946)	169,032
Change in repurchase agreements	65	1,036
Change in Federal Home Loan Bank short-term borrowings	36,000	(19,500)
FHLB term advances paid off	—	(12,500)
Proceeds from stock options exercised	861	620
Excess tax benefit from stock options exercised	—	41
Proceeds from subordinated debenture issuance	—	34,072
Dividends paid	(7,502)	(6,497)
Vested employee RSUs and SARs surrendered to cover tax consequences	(1,526)	(861)
Net cash (used)/provided by financing activities	(22,048)	165,443
Net change in cash and cash equivalents	3,165	70,497
Cash and cash equivalents, beginning of period	67,113	36,675
Cash and cash equivalents, end of period	$70,278	$107,172
Supplemental information:
Noncash investing and financing activities:
Transfer of loans to other real estate owned	$183	$958
Change in fair value of securities, net of deferred income taxes	$(1,187)	$3,116
Change in fair value of cash flow hedge, net of deferred income taxes	$—	$(576)
Cash paid during the period for:
Income taxes	$9,098	$7,667
Interest	$6,336	$3,653
See accompanying notes.

Pacific Continental Corporation and Subsidiary
Notes to Consolidated Financial Statements
(Unaudited)
A complete set of Notes to the Consolidated Financial Statements is a part of the Company’s 2016 Form 10-K, as amended. The notes below are included due to material changes in the consolidated financial statements or to provide the reader with additional information not otherwise available. In preparing these consolidated financial statements, the Company has evaluated subsequent events and transactions for potential recognition or disclosure in the consolidated financial statements. All dollar amounts in the following notes are expressed in thousands, except share and per share amounts or where otherwise indicated.
On January 9, 2017, Pacific Continental Corporation entered into a definitive agreement to merge with Columbia Banking System, Inc., headquartered in Tacoma, Washington (“Columbia”). Upon completion of the merger, the combined company will operate under the Columbia Bank name and brand. The agreement was approved by the Board of Directors of each company. Closing of the transaction, which occurred on November 1, 2017 was contingent on satisfaction of customary closing conditions.
Certain amounts contained in the prior period consolidated financial statements have been reclassified where appropriate to conform to the financial statement presentation used in the current period. These reclassifications had no effect on previously reported net income, earnings per share or retained earnings.
NOTE 1—BASIS OF PRESENTATION
The accompanying interim consolidated financial statements include the accounts of Pacific Continental Corporation (the “Company”), a bank holding company, and its wholly owned subsidiary, Pacific Continental Bank (the “Bank”), and the Bank’s wholly owned subsidiaries, PCB Services Corporation and PCB Loan Services Corporation (both of which are presently inactive). All significant intercompany accounts and transactions have been eliminated in consolidation.
The accompanying consolidated financial statements have been prepared by the Company without audit and in conformity with generally accepted accounting principles in the United States of America for interim financial information. The consolidated financial statements include all adjustments and normal accruals, which the Company considers necessary for a fair presentation of the results of operations for such interim periods. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, as of the date of the balance sheets and income and expenses for the periods. Material estimates particularly susceptible to material change include allowance for loan losses, goodwill and intangibles and other real estate owned are particularly susceptible to change, and actual results could differ from those estimates.
The balance sheet data as of December 31, 2016, was derived from audited consolidated financial statements, but does not include all disclosures contained in the Company’s 2016 Form 10-K. The interim consolidated financial statements should be read in conjunction with the December 31, 2016, consolidated financial statements, including the notes thereto, included in the Company’s 2016 Form 10-K.

NOTE 2 – SECURITIES AVAILABLE-FOR-SALE
The amortized cost and estimated fair values of securities available-for-sale at September 30, 2017, were as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value	Percentage of Portfolio
Unrealized Loss Positions
Obligations of U.S. government agencies	$2,000	$—	$(25)	$1,975	0.44%
Obligations of states and political subdivisions	27,060	—	(513)	26,547	5.85%
Private-label mortgage-backed securities	10	—	—	10	—%
Mortgage-backed securities	233,868	—	(4,113)	229,755	50.64%
SBA pools	19,649	—	(298)	19,351	4.27%
	$282,587	$—	$(4,949)	$277,638	61.20%
Unrealized Gain Positions
Obligations of U.S. government agencies	$23,270	$425	$—	$23,695	5.22%
Obligations of states and political subdivisions	81,446	2,481	—	83,927	18.50%
Private-label mortgage-backed securities	1,309	199	—	1,508	0.33%
Mortgage-backed securities	48,558	552	—	49,110	10.83%
SBA pools	17,586	196	—	17,782	3.92%
	$172,169	$3,853	$—	$176,022	38.80%
	$454,756	$3,853	$(4,949)	$453,660	100.00%
At September 30, 2017, the Bank held 469 investment securities, of which 167 were in unrealized loss positions. Unrealized losses existed on certain securities classified as obligations of U.S. government agencies, private-label mortgage-backed securities, mortgage-backed securities, SBA pools and obligations of states and political subdivisions. The unrealized losses on all securities are deemed to be temporary, as these securities retain strong credit ratings, continue to perform adequately, and are backed by various government sponsored enterprises. These decreases in fair value are associated with the changes in market interest rates or the widening of market spreads subsequent to the initial purchase of the securities, and not due to concerns regarding the underlying credit of the issuers or the underlying collateral. The decline in value of these securities has resulted from changes in interest rates relative to where these investments fall within the yield curve and their individual characteristics. Because the Company does not currently intend to sell these securities nor does the Company consider it more likely than not that it will be required to sell these securities before the recovery of amortized cost basis, which may be upon maturity, the Company does not consider these investments to be other-than-temporarily impaired at September 30, 2017.

The following table presents a summary of securities in a continuous unrealized loss position at September 30, 2017:

	Securities in Continuous Unrealized Loss Position for Less Than 12 Months	Gross Unrealized Loss on Securities in Loss Position for Less Than 12 Months	Securities in Continuous Unrealized Loss Position for 12 Months or Longer	Gross Unrealized Loss on Securities in Loss Position for 12 Months or Longer
Obligations of U.S. government agencies	$1,975	$(25)	$—	$—
Obligations of states and political subdivisions	12,204	(152)	14,343	(361)
Private-label mortgage-backed securities	10	—	—	—
Mortgage-backed securities	171,984	(2,580)	57,771	(1,533)
SBA pools	7,949	(102)	11,402	(196)
	$194,122	$(2,859)	$83,516	$(2,090)
On a monthly basis, management reviews all private-label mortgage-backed securities for the presence of other than temporary impairment (“OTTI”). The Bank recorded $9 and $19 of OTTI during the nine months ended September 30, 2017 and 2016, respectively, with $7 and $2 of additional OTTI booked during the three months ended September 30, 2017 and

2016, respectively. Management’s evaluation included the use of independently-generated third-party credit surveillance reports that analyze the loans underlying each security. These reports include estimates of default rates and severities, life collateral loss rates and static voluntary prepayment assumptions to generate estimated cash flows at the individual security level. Additionally, management considered factors such as downgraded credit ratings, severity and duration of the impairments, the stability of the issuers and any discounts paid when the securities were purchased. Management has considered all available information related to the collectability of the impaired investment securities and believes that the estimated credit loss is appropriate.
Following is a tabular roll-forward of the aggregate amount of credit-related OTTI at the beginning and end of the periods presented along with the amounts recognized in earnings during the three months and nine months ended September 30, 2017 and 2016:

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Balance, beginning of period:	$272	$266	$270	$249
Additions:
Initial OTTI credit loss	7	2	9	19
Balance, end of period:	$279	$268	$279	$268
At September 30, 2017, nine of the Company’s private-label mortgage-backed securities, with an aggregate amortized cost of $1,055, were classified as substandard as their underlying credit was considered impaired. At December 31, 2016, nine securities with an aggregate amortized cost of $1,338 were classified as substandard.
At September 30, 2017 and December 31, 2016, the projected average life of the securities portfolio was 4.51 years and 4.94 years, respectively.

The amortized cost and estimated fair values of securities available-for-sale at December 31, 2016, were as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value	Percentage of Portfolio
Unrealized Loss Positions
Obligations of U.S. government agencies	$3,995	$—	$(49)	$3,946	0.84%
Obligations of states and political subdivisions	41,016	—	(1,279)	39,737	8.44%
Private-label mortgage-backed securities	241	—	(23)	218	0.05%
Mortgage-backed securities	221,835	—	(5,362)	216,473	45.96%
SBA pools	26,758	—	(493)	26,265	5.58%
	$293,845	$—	$(7,206)	$286,639	60.86%
Unrealized Gain Positions
Obligations of U.S. government agencies	$21,290	$384	$—	$21,674	4.60%
Obligations of states and political subdivisions	69,148	1,854	—	71,002	15.07%
Private-label mortgage-backed securities	1,566	153	—	1,719	0.36%
Mortgage-backed securities	72,752	811	—	73,563	15.62%
SBA pools	16,281	118	—	16,399	3.48%
	$181,037	$3,320	$—	$184,357	39.14%
	$474,882	$3,320	$(7,206)	$470,996	100.00%

At December 31, 2016, the Bank held 485 investment securities, of which 179 were in unrealized loss positions. The following table presents a summary of securities in a continuous unrealized loss position at December 31, 2016:

	Securities in Continuous Unrealized Loss Position for Less Than 12 Months	Gross Unrealized Loss on Securities in Loss Position for Less Than 12 Months	Securities in Continuous Unrealized Loss Position for 12 Months or Longer	Gross Unrealized Loss on Securities in Loss Position for 12 Months or Longer
Obligations of U.S. government agencies	$3,946	$(49)	$—	$—
Obligations of states and political subdivisions	39,737	(1,279)	—	—
Private-label mortgage-backed securities	—	—	218	(23)
Mortgage-backed securities	211,721	(5,266)	4,752	(96)
SBA pools	22,076	(458)	4,189	(35)
	$277,480	$(7,052)	$9,159	$(154)

The amortized cost and estimated fair value of securities at September 30, 2017, by maturity, are shown below. Obligations of U.S. government agencies, states and political subdivisions and corporate securities are shown by contractual maturity. Mortgage-backed securities and SBA variable pools are shown by projected average life.

	September 30, 2017
	Amortized Cost	Estimated Fair Value
Due in one year or less	$24,349	$24,340
Due after one year through 5 years	237,873	237,754
Due after 5 years through 10 years	156,651	155,892
Due after 10 years	35,883	35,674
	$454,756	$453,660
During the quarter ended September 30, 2017, there were no investment securities sold.
During the quarter ended September 30, 2016, 30 investment securities were sold resulting in proceeds of $54,426. The sales generated a gross gain of $552 and a gross loss of $243, totaling a net gain of $309.
The following table presents investment securities which were pledged to secure public deposits and repurchase agreements as permitted or required by law:

	September 30, 2017		December 31, 2016
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
Pledged to secure public deposits	$23,025	$23,630	$25,257	$25,683
Pledged to secure repurchase agreements	4,973	4,944	3,579	3,573
	$27,998	$28,574	$28,836	$29,256
At September 30, 2017 and December 31, 2016, there was an outstanding balance for repurchase agreements of $2,031 and $1,966, respectively.
NOTE 3 - LOANS, ALLOWANCE FOR LOAN LOSSES, AND CREDIT QUALITY INDICATORS
Loans are stated at the amount of unpaid principal net of loan premiums or discounts for purchased loans, net of deferred loan origination fees, discounts associated with retained portions of loans sold, and an allowance for loan losses. Interest on loans is calculated using the simple-interest method on daily balances of the principal amount outstanding. Loan origination fees, net of origination costs and discounts, are amortized over the lives of the loans as adjustments to yield.

Major classifications of period-end loans are as follows:

	September 30, 2017	% of Gross Loans	December 31, 2016	% of Gross Loans
Real estate loans
Multi-family residential	$85,732	4.55%	$74,340	4.00%
Residential 1-4 family	61,379	3.26%	61,548	3.31%
Owner-occupied commercial	465,536	24.70%	461,557	24.82%
Nonowner-occupied commercial	453,895	24.08%	451,893	24.30%
Total permanent real estate loans	1,066,542	56.59%	1,049,338	56.43%
Construction loans
Multi-family residential	19,711	1.05%	22,252	1.20%
Residential 1-4 family	48,274	2.56%	43,532	2.34%
Commercial real estate	96,426	5.12%	76,301	4.10%
Commercial bare land and acquisition & development	8,635	0.46%	15,081	0.81%
Residential bare land and acquisition & development	8,836	0.47%	10,645	0.57%
Total construction real estate loans	181,882	9.66%	167,811	9.02%
Total real estate loans	1,248,424	66.25%	1,217,149	65.45%
Commercial loans	619,266	32.85%	630,491	33.89%
Consumer loans	2,855	0.15%	2,922	0.16%
Other loans	14,148	0.75%	9,225	0.50%
Gross loans	1,884,693	100.00%	1,859,787	100.00%
Deferred loan origination fees	(1,851)		(2,020)
	1,882,842		1,857,767
Allowance for loan losses	(23,363)		(22,454)
Total loans, net of allowance for loan losses and net deferred fees	$1,859,479		$1,835,313
At September 30, 2017, outstanding loans to dental professionals totaled $390,333 and represented 20.71% of total outstanding loan principal balances compared to dental professional loans of $377,478, or 20.30% of total outstanding loan principal balance, at December 31, 2016. Additional information about the Company’s dental portfolio can be found in Note 4 to these consolidated financial statements. As of September 30, 2017, there were no other industry concentrations in excess of 10% of the total loan portfolio. However, as of September 30, 2017, 66.25% of the Company’s loan portfolio was collateralized by real estate and is, therefore, susceptible to change based on local market conditions. While appropriate action is taken to manage identified concentration risks, management believes that the loan portfolio is well diversified by geographic location and among industry groups.

Purchased Credit Impaired Loans
The following table represents the contractually required principal balance of purchased credit impaired loans and the carrying balance at September 30, 2017 and December 31, 2016:

	September 30, 2017	December 31, 2016
Contractually required principal payments for purchased credit impaired loans	$18,883	$22,941
Accretable yield	(1,173)	(1,453)
Nonaccretable yield	(582)	(809)
Balance of purchased credit impaired loans	$17,128	$20,679

The following tables summarize the changes in the accretable yield for purchased credit impaired loans for the three and nine months ended September 30, 2017 and 2016:

	Three months ended September 30,
	2017			2016
	Capital Pacific	Foundation	Total	Century	Capital Pacific	Foundation	Total
Balance, beginning of period	$682	$1,324	$2,006	$—	$860	$—	$860
Additions	—	—	—	—	—	908	908
Accretion to interest income	(45)	(46)	(91)	—	(50)	(22)	(72)
Balance, end of period	$637	$1,278	$1,915	$—	$810	$886	$1,696
	Nine months ended September 30,
	2017			2016
	Capital Pacific	Foundation	Total	Century	Capital Pacific	Foundation	Total
Balance, beginning of period	$765	$688	$1,453	$39	$1,030	$—	$1,069
Additions	—	742	742	—	—	908	908
Accretion to interest income	(128)	(152)	(280)	(39)	(220)	(22)	(281)
Balance, end of period	$637	$1,278	$1,915	$—	$810	$886	$1,696

Allowance for Loan Losses
The allowance for loan losses is established as an amount that management considers adequate to absorb possible losses on existing loans within the portfolio. The allowance consists of general, specific and unallocated components. The general component is based upon all loans collectively evaluated for impairment. The specific component is based upon all loans individually evaluated for impairment. The unallocated component represents credit losses inherent in the loan portfolio that may not have been contemplated in the general risk factors or the specific allowance analysis. Loans are charged against the allowance when management believes the collection of principal and interest is unlikely.
The Company performs regular credit reviews of the loan portfolio to determine the credit quality and adherence to underwriting standards. When loans are originated, they are assigned a risk rating that is reassessed periodically during the term of the loan through the credit review process. The Company’s internal risk rating methodology assigns risk ratings ranging from one to ten, where a higher rating represents higher risk. The ten-point risk rating categories are a primary factor in determining an appropriate amount for the allowance for loan losses.
Estimated credit losses reflect consideration of all significant factors that affect the collectability of the loan portfolio. The historical loss rate for each group of loans with similar risk characteristics is determined based on the Company’s own loss experience in that group. Historical loss experience and recent trends in losses provide a reasonable starting point for analysis; however, they do not by themselves form a sufficient basis to determine the appropriate level for the allowance for loan losses. Qualitative or environmental factors that are likely to cause estimated credit losses to differ from historical losses are also considered, including but not limited to:

•	Changes in international, regional and local economic and business conditions and developments that affect the collectability of the portfolio, including the condition of various market segments,

•	Changes in the nature and volume of the portfolio and in the terms of loans,

•	Changes in the volume and severity of past due loans, the volume of nonaccrual loans and the volume and severity of adversely classified or graded loans,

•	Changes in the quality of the institution’s loan review system,

•	Changes in the value of underlying collateral for collateral-dependent loans,

•	The existence and effect of any concentrations of credit, and changes in the level of such concentrations,

•	The effect of other external factors such as competition and legal and regulatory requirements on the level of estimated credit losses in the institution’s existing portfolio,

•	Changes in lending policies and procedures, including changes in underwriting standards and collection, charge-off, and recovery practices not considered elsewhere in estimating credit losses, and

•
Changes in the current and future U.S. political environment, including debt ceiling negotiations, government shutdown and healthcare reform that may affect national, regional and local economic conditions, taxation, or disruption of national or global financial markets.

The adequacy of the allowance for loan losses and the reserve for unfunded commitments is determined using a consistent, systematic methodology and is monitored regularly based on management’s evaluation of numerous factors. For each portfolio segment, these factors include:

•	The quality of the current loan portfolio,

•	The trend in the migration of the loan portfolio’s risk ratings,

•	The velocity of migration of losses and potential losses,

•	Current economic conditions,

•	Loan concentrations,

•	Loan growth rates,

•	Past-due and nonperforming trends,

•	Evaluation of specific loss estimates for all significant problem loans,

•	Recovery experience, and

•	Peer comparison loss rates.

A summary of the activity in the allowance for loan losses by major loan classification follows:

	For the three months ended September 30, 2017
	Commercial and Other	Real Estate	Construction	Consumer	Unallocated	Total
Beginning balance	$8,693	$11,699	$2,142	$41	$876	$23,451
Charge-offs	(516)	—	—	(7)	—	(523)
Recoveries	30	54	1	—	—	85
Provision (reclassification)	481	60	(134)	4	(61)	350
Ending balance	$8,688	$11,813	$2,009	$38	$815	$23,363
	For the nine months ended September 30, 2017
	Commercial and Other	Real Estate	Construction	Consumer	Unallocated	Total
Beginning balance	$8,614	$10,872	$1,781	$41	$1,146	$22,454
Charge-offs	(2,844)	(150)	—	(12)	—	(3,006)
Recoveries	90	97	2	1	—	190
Provision (reclassification)	2,828	994	226	8	(331)	3,725
Ending balance	$8,688	$11,813	$2,009	$38	$815	$23,363
At September 30, 2017, the allowance for loan losses on dental loans was $5,373, compared to $4,713 at December 31, 2016. See Note 4 for additional information on the dental loan portfolio.

The following table presents the allowance and recorded investment in loans by major loan classification at September 30, 2017 and December 31, 2016:

	Balances as of September 30, 2017
	Commercial and Other	Real Estate	Construction	Consumer	Unallocated	Total
Ending allowance: collectively evaluated for impairment	$8,679	$11,813	$2,009	$38	$815	$23,354
Ending allowance: individually evaluated for impairment	9	—	—	—	—	9
Ending allowance: loans acquired with deteriorated credit quality	—	—	—	—	—	—
Total ending allowance	$8,688	$11,813	$2,009	$38	$815	$23,363
Ending loan balance: collectively evaluated for impairment	$626,451	$1,046,756	$181,882	$2,855	$—	$1,857,944
Ending loan balance: individually evaluated for impairment	2,105	7,516	—	—	—	9,621
Ending loan balance: loans acquired with deteriorated credit quality	4,858	12,270	—	—	—	17,128
Total ending loan balance	$633,414	$1,066,542	$181,882	$2,855	$—	$1,884,693
			Balances as of December 31, 2016
	Commercial and Other	Real Estate	Construction	Consumer	Unallocated	Total
Ending allowance: collectively evaluated for impairment	$7,881	$10,869	$1,781	$41	$1,146	$21,718
Ending allowance: individually evaluated for impairment	733	3	—	—	—	736
Ending allowance: loans acquired with deteriorated credit quality	—	—	—	—	—	—
Total ending allowance	$8,614	$10,872	$1,781	$41	$1,146	$22,454
Ending loan balance: collectively evaluated for impairment	$628,773	$1,027,354	$167,491	$2,922	$—	$1,826,540
Ending loan balance: individually evaluated for impairment	4,396	7,852	320	—	—	12,568
Ending loan balance: loans acquired with deteriorated credit quality	6,547	14,132	—	—	—	20,679
Total ending loan balance	$639,716	$1,049,338	$167,811	$2,922	$—	$1,859,787
The September 30, 2017, ending allowance includes $9 in specific allowance for $9,621 of impaired loans ($7,260 net of government guarantees). At December 31, 2016, the Company had $12,568 of impaired loans ($10,567 net of government guarantees) with a specific allowance of $736.
Management believes that the allowance for loan losses was adequate as of September 30, 2017. However, future loan losses may exceed the levels provided for in the allowance for loan losses and could possibly result in additional charges to the provision for loan losses.
Credit Quality Indicators
The Company uses the following loan grades, which are also often used by regulators when assessing the credit quality of a loan portfolio.
Pass – Credit exposure in this category ranges between the highest credit quality to average credit quality. Primary repayment sources generate satisfactory debt service coverage under normal conditions. Cash flow from recurring sources is expected to continue to produce adequate debt service capacity. There are many levels of credit quality contained in the Pass definition, but none of the loans contained in this category rise to the level of Special Mention. This category includes loans with an internal risk rating of 1-6.

Special Mention – A Special Mention asset has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the institution’s credit position at some future date. Special Mention assets are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification. The Bank strictly and carefully employs the FDIC definition in assessing assets that may apply to this category. It is apparent that, in many cases, asset weaknesses relevant to this definition either (1) better fit a definition of a “well-defined weakness,” or (2) in management’s experience, ultimately migrate to worse risk grade categories, such as Substandard and Doubtful. Consequently, management elects to downgrade most potential Special Mention credits to Substandard or Doubtful, and therefore adopts a conservative risk grade process in the use of the Special Mention risk grade. This category includes loans with an internal risk rating of 7.
Substandard – A Substandard asset is inadequately protected by the current sound worth and paying capacity of the borrower or of the collateral pledged, if any. Assets so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. Loans in this category are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected. Loss potential, while existing in the aggregate amount of substandard assets, does not have to exist in individual assets classified Substandard. This category includes loans with an internal risk rating of 8.
Doubtful – An asset classified as Doubtful has all the weaknesses inherent in one classified Substandard, with the added characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions, and values, highly questionable and improbable. This category includes loans with an internal risk rating of 9.
Management strives to consistently apply these definitions when allocating its loans by loan grade. The loan portfolio is continuously monitored for changes in credit quality and management takes appropriate action to update the loan risk ratings accordingly. Management has not changed the Company’s policy towards its use of credit quality indicators during the periods reported.

The following tables present the Company’s loan portfolio information by loan type and credit grade at September 30, 2017 and December 31, 2016:
Credit Quality Indicators
As of September 30, 2017

	Loan Grade
	Pass	Special Mention	Substandard	Doubtful	Totals
Real estate loans
Multi-family residential	$85,732	$—	$—	$—	$85,732
Residential 1-4 family	60,094	—	1,285	—	61,379
Owner-occupied commercial	446,902	—	18,634	—	465,536
Nonowner-occupied commercial	449,306	—	4,589	—	453,895
Total real estate loans	1,042,034	—	24,508	—	1,066,542
Construction
Multi-family residential	19,711	—	—	—	19,711
Residential 1-4 family	48,274	—	—	—	48,274
Commercial real estate	96,426	—	—	—	96,426
Commercial bare land and acquisition & development	8,635	—	—	—	8,635
Residential bare land and acquisition & development	8,286	—	550	—	8,836
Total construction loans	181,332	—	550	—	181,882
Commercial and other	618,016	—	15,398	—	633,414
Consumer	2,855	—	—	—	2,855
Totals	$1,844,237	$—	$40,456	$—	$1,884,693
Percentage of portfolio	97.85%	—%	2.15%	—%	100.00%
Credit Quality Indicators As of December 31, 2016
	Loan Grade
	Pass	Special Mention	Substandard	Doubtful	Totals
Real estate loans
Multi-family residential	$74,340	$—	$—	$—	$74,340
Residential 1-4 family	58,286	—	3,262	—	61,548
Owner-occupied commercial	443,737	—	17,820	—	461,557
Nonowner-occupied commercial	445,283	—	6,610	—	451,893
Total real estate loans	1,021,646	—	27,692	—	1,049,338
Construction
Multi-family residential	22,252	—	—	—	22,252
Residential 1-4 family	43,532	—	—	—	43,532
Commercial real estate	76,301	—	—	—	76,301
Commercial bare land and acquisition & development	15,081	—	—	—	15,081
Residential bare land and acquisition & development	9,852	—	793	—	10,645
Total construction loans	167,018	—	793	—	167,811
Commercial and other	621,165	—	16,890	1,661	639,716
Consumer	2,922	—	—	—	2,922
Totals	$1,812,751	$—	$45,375	$1,661	$1,859,787
Percentage of portfolio	97.47%	—%	2.44%	0.09%	100.00%
At September 30, 2017 and December 31, 2016, the Company had $941 and $1,026, respectively, in unfunded commitments on its classified loans, which amounts are included in the calculation of our classified asset ratio.

Past Due and Nonaccrual Loans
The Company uses the terms “past due” and “delinquent” interchangeably. Amortizing loans are considered past due or delinquent based upon the number of contractually required payments not made. Delinquency status for all contractually matured loans, commercial and commercial real estate loans with non-monthly amortization, and all other extensions of credit is determined based upon the number of calendar months past due.

The following tables present an aging analysis of past due and nonaccrual loans at September 30, 2017 and December 31, 2016:

Age Analysis of Loans Receivable As of September 30, 2017
	30-59 Days Past Due Still Accruing	60-89 Days Past Due Still Accruing	Greater Than 90 days Past Due Still Accruing	Nonaccrual	Total Past Due and Nonaccrual	Total Current	Total Loans Receivable
Real estate loans
Multi-family residential	$—	$—	$—	$—	$—	$85,732	$85,732
Residential 1-4 family	—	—	—	185	185	60,478	60,663
Owner-occupied commercial	837	—	—	519	1,356	455,671	457,027
Nonowner-occupied commercial	—	—	1,428	531	1,959	448,893	450,852
Total real estate loans	837	—	1,428	1,235	3,500	1,050,774	1,054,274
Construction
Multi-family residential	—	—	—	—	—	19,711	19,711
Residential 1-4 family	—	—	—	—	—	48,274	48,274
Commercial real estate	—	—	—	—	—	96,426	96,426
Commercial bare land and acquisition & development	199	—	—	—	199	8,437	8,636
Residential bare land and acquisition & development	—	—	—	—	—	8,835	8,835
Total construction loans	199	—	—	—	199	181,683	181,882
Commercial and other	696	—	—	1,479	2,175	626,379	628,554
Consumer	9	2	—	—	11	2,844	2,855
Total	$1,741	$2	$1,428	$2,714	$5,885	$1,861,680	$1,867,565
Age Analysis of Loans Receivable As of December 31, 2016
	30-59 Days Past Due Still Accruing	60-89 Days Past Due Still Accruing	Greater Than 90 days Past Due Still Accruing	Nonaccrual	Total Past Due and Nonaccrual	Total Current	Total Loans Receivable
Real estate loans
Multi-family residential	$—	$—	$—	$—	$—	$74,340	$74,340
Residential 1-4 family	—	—	—	158	158	59,241	59,399
Owner-occupied commercial	—	—	—	—	—	452,748	452,748
Nonowner-occupied commercial	—	—	—	601	601	448,118	448,719
Total real estate loans	—	—	—	759	759	1,034,447	1,035,206
Construction
Multi-family residential	—	—	—	—	—	22,252	22,252
Residential 1-4 family	—	—	—	—	—	43,532	43,532
Commercial real estate	—	—	—	—	—	76,301	76,301
Commercial bare land and acquisition & development	—	—	—	—	—	15,081	15,081
Residential bare land and acquisition & development	—	—	—	—	—	10,645	10,645
Total construction loans	—	—	—	—	—	167,811	167,811
Commercial and other	363	366	—	2,794	3,523	629,646	633,169
Consumer	—	—	—	—	—	2,922	2,922
Total	$363	$366	$—	$3,553	$4,282	$1,834,826	$1,839,108

Impaired Loans
Regular credit reviews of the portfolio are performed to identify loans that are considered potentially impaired. Potentially impaired loans are referred to the Asset-Liability Committee (ALCO) for review and are included in the specific calculation of allowance for loan losses. A loan is considered impaired when, based on current information and events, the Company is unlikely to collect all principal and interest due according to the terms of the loan agreement. When the amount of the impairment represents a confirmed loss, it is charged off against the allowance for loan losses. Impaired loans are often reported net of government guarantees to the extent that the guarantees are expected to be collected. Impaired loans generally include all loans classified as nonaccrual and troubled debt restructurings.
Accrual of interest is discontinued on impaired loans when management believes that, after considering economic and business conditions and collection efforts, the borrower’s financial condition is such that collection of principal or interest is doubtful. Accrued, but uncollected, interest is generally reversed when loans are placed on nonaccrual status. Interest income is subsequently recognized only to the extent cash payments are received satisfying all delinquent principal and interest amounts, and the prospects for future payments in accordance with the loan agreement appear relatively certain. In accordance with GAAP, payments received on nonaccrual loans are applied to the principal balance and no interest income is recognized. Interest income may be recognized on impaired loans that are not on nonaccrual status.

The following tables display an analysis of the Company’s impaired loans at September 30, 2017, and December 31, 2016:

Impaired Loan Analysis As of September 30, 2017
	Recorded Investment With No Specific Allowance Valuation	Recorded Investment With Specific Allowance Valuation	Total Recorded Investment	Unpaid Principal Balance	Average Recorded Investment	Related Specific Allowance Valuation
Real estate
Multi-family residential	$—	$—	$—	$—	$—	$—
Residential 1-4 family	100	—	100	100	101	—
Owner-occupied commercial	5,456	—	5,456	5,456	5,467	—
Nonowner-occupied commercial	1,960	—	1,960	1,959	1,999	—
Total real estate loans	7,516	—	7,516	7,515	7,567	—
Construction
Multi-family residential	—	—	—	—	—	—
Residential 1-4 family	—	—	—	—	—	—
Commercial real estate	—	—	—	—	—	—
Commercial bare land and acquisition & development	—	—	—	—	—	—
Residential bare land and acquisition & development	—	—	—	—	—	—
Total construction loans	—	—	—	—	—	—
Commercial and other	1,627	478	2,105	3,986	2,596	9
Consumer	—	—	—	—	—	—
Total impaired loans	$9,143	$478	$9,621	$11,501	$10,163	$9
Impaired Loan Analysis As of December 31, 2016
	Recorded Investment With No Specific Allowance Valuation	Recorded Investment With Specific Allowance Valuation	Total Recorded Investment	Unpaid Principal Balance	Average Recorded Investment	Related Specific Allowance Valuation
Real estate
Multi-family residential	$—	$—	$—	$—	$—	$—
Residential 1-4 family	454	300	754	775	644	1
Owner-occupied commercial	4,106	865	4,971	4,971	1,804	2
Nonowner-occupied commercial	2,127	—	2,127	2,189	2,228	—
Total real estate loans	6,687	1,165	7,852	7,935	4,676	3
Construction
Multi-family residential	—	—	—	—	—	—
Residential 1-4 family	—	—	—	—	37	—
Commercial real estate	—	—	—	—	—	—
Commercial bare land and acquisition & development	—	—	—	—	—	—
Residential bare land and acquisition & development	320	—	320	320	1,556	—
Total construction loans	320	—	320	320	1,593	—
Commercial and other	2,255	2,141	4,396	4,767	3,518	733
Consumer	—	—	—	—	—	—
Total impaired loans	$9,262	$3,306	$12,568	$13,022	$9,787	$736
The impaired balances reported above are not adjusted for government guarantees of $2,361 and $2,001 at September 30, 2017 and December 31, 2016, respectively. The recorded investment in impaired loans, net of government guarantees, totaled $7,260 and $10,567 at September 30, 2017, and December 31, 2016, respectively.

Troubled Debt Restructurings
In the normal course of business, the Company may modify the terms of certain loans, attempting to protect as much of its investment as possible. Management evaluates the circumstances surrounding each modification to determine whether it is a troubled debt restructuring (“TDR”). TDRs exist when 1) the restructuring constitutes a concession, and 2) the debtor is experiencing financial difficulties.
The following table displays the Company’s TDRs by class at September 30, 2017 and December 31, 2016:

	Troubled Debt Restructurings as of
	September 30, 2017		December 31, 2016
	Number of Contracts	Post-Modification Outstanding Recorded Investment	Number of Contracts	Post-Modification Outstanding Recorded Investment
Real estate
Multifamily residential	—	$—	—	$—
Residential 1-4 family	1	100	4	754
Owner-occupied commercial	4	5,215	4	5,447
Non owner-occupied commercial	5	1,959	6	2,127
Total real estate loans	10	7,274	14	8,328
Construction
Multifamily residential	—	—	—	—
Residential 1-4 family	—	—	—	—
Commercial real estate	—	—	—	—
Commercial bare land and acquisition & development	—	—	—	—
Residential bare land and acquisition & development	—	—	—	—
Total construction loans	—	—	—	—
Commercial and other	15	2,142	16	2,901
Consumer	—	—	—	—
Total	25	$9,416	30	$11,229
The recorded investment in TDRs on nonaccrual status totaled $1,630 and $2,250 at September 30, 2017 and December 31, 2016, respectively. The Company’s policy is that loans placed on nonaccrual will typically remain on nonaccrual status until all principal and interest payments are brought current and the prospect for future payment in accordance with the loan agreement appears relatively certain. The Company’s policy generally refers to a minimum of six months of payment performance as sufficient to warrant a return to accrual status.
For the nine months ended September 30, 2017, the Company restructured one loan into a TDR for which impairment was previously measured under the Company’s general loan loss allowance methodology.
The types of modifications offered can generally be described in the following categories:

•	Rate Modification - A modification in which the interest rate is modified.

•	Term Modification - A modification in which the maturity date, timing of payments, or frequency of payments is changed.

•	Interest-only Modification - A modification in which the loan is converted to interest-only payments for a period of time.

•	Combination Modification - Any other type of modification, including the use of multiple types of modifications.

Below is a table of the newly restructured loans identified in the nine months ended September 30, 2017.

Troubled Debt Restructurings Identified During the nine months ended September 30, 2017
	Rate Modification	Term Modification	Interest-only Modification	Combination Modification
Real estate
Multi-family residential	$—	$—	$—	$—
Residential 1-4 family	—	—	—	50
Owner-occupied commercial	—	—	—	—
Nonowner-occupied commercial	—	—	—	—
Total real estate loans	—	—	—	50
Construction
Multi-family residential	—	—	—	—
Residential 1-4 family	—	—	—	—
Commercial real estate	—	—	—	—
Commercial bare land and acquisition & development	—	—	—	—
Residential bare land and acquisition & development	—	—	—	—
Total construction loans	—	—	—	—
Commercial and other	—	—	—	—
Consumer	—	—	—	—
Total	$—	$—	$—	$50
There were no TDRs identified in the three months ended September 30, 2017.
Subsequent to a loan being classified as a TDR, a borrower may become unwilling or unable to abide by the terms of the modified agreement. In such cases of default, the Company takes appropriate action to recover principal and interest payments including the use of foreclosure proceedings.

The following table represents loans receivable modified as TDRs that subsequently defaulted within the first twelve months of restructure during the period.

Troubled Debt Restructurings that Subsequently Defaulted During the nine months ended September 30,
	2017		2016
	Number of Contracts	Recorded Investment	Number of Contracts	Recorded Investment
Real estate
Multi-family residential	—	$—	—	$—
Residential 1-4 family	—	—	—	—
Owner-occupied commercial	—	—	1	444
Nonowner-occupied commercial	—	—	—	—
Total real estate loans	—	—	1	444
Construction
Multi-family residential	—	—	—	—
Residential 1-4 family	—	—	—	—
Commercial real estate	—	—	—	—
Commercial bare land and acquisition & development	—	—	—	—
Residential bare land and acquisition & development	—	—	—	—
Total construction loans	—	—	—	—
Commercial and other	—	—	—	—
Consumer	—	—	—	—
Total	—	$—	1	$444
At September 30, 2017 and December 31, 2016, the Company had no commitments to lend additional funds on loans restructured as TDRs.
NOTE 4 – DENTAL LOAN PORTFOLIO
Dental lending is not operated as a business segment, and dental loans are made in the normal course of commercial lending activities throughout the Company. However, to assist in understanding the concentrations and risks associated with the Company’s loan portfolio, the following Note has been included to provide additional information relating to the Company’s dental loan portfolio. At September 30, 2017 and December 31, 2016, loans to dental professionals totaled $390,333 and $377,478, respectively, and represented 20.71% and 20.30% in principal amount of total outstanding loans, respectively. As of September 30, 2017 and December 31, 2016, dental loans were supported by government guarantees totaling $4,658 and $5,641, respectively. These guarantees represented 1.19% and 1.49% in principal amount of the outstanding dental loan balances as of such respective dates. The Company defines a “dental loan” as a loan to dental professionals for the purpose of practice expansion, acquisition or other purpose supported by the cash flows of a dental practice.

Loan Classification
Major classifications of dental loans at September 30, 2017 and December 31, 2016, were as follows:

	September 30, 2017	December 31, 2016
Real estate secured loans:
Owner-occupied commercial	$62,376	$63,793
Other dental real estate loans	358	806
Total permanent real estate loans	62,734	64,599
Dental construction loans	10,130	4,109
Total real estate loans	72,864	68,708
Commercial loans	317,469	308,770
Gross loans	$390,333	$377,478
Market Area
The Bank’s principal “market area” is within the States of Oregon and Washington west of the Cascade Mountain Range. This area is serviced by branch locations in Eugene, Portland and the Puget Sound. The Company also makes national dental loans throughout the United States, and currently has dental loans in 45 states. National loan relationships are maintained and serviced by Bank personnel primarily located in Portland.
The following table summarizes the Company’s dental lending by borrower location:

	September 30, 2017	December 31, 2016
Local	$154,061	$150,268
National	236,272	227,210
Total	$390,333	$377,478

Allowance
The allowance for loan losses identified for the dental loan portfolio is established as an amount that management considers adequate to absorb possible losses on existing loans within the dental portfolio. The allowance related to the dental loan portfolio consists of general and specific components. The general component is based upon all dental loans collectively evaluated for impairment, including qualitative conditions associated with: loan type, out-of-market location, start-up financing, practice acquisition financing, and specialty practice financing. The specific component is based upon dental loans individually evaluated for impairment.

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Balance, beginning of period	$5,257	$4,151	$4,713	$4,022
Provision	120	601	2,924	704
Charge-offs	(50)	(9)	(2,325)	(9)
Recoveries	46	55	61	81
Balance, end of period	$5,373	$4,798	$5,373	$4,798
Credit Quality
Please refer to Note 3 for additional information on the definitions of the credit quality indicators.

The following tables present the Company’s dental loan portfolio by market and credit grade at September 30, 2017 and December 31, 2016:

As of September 30, 2017
	Loan Grade
	Pass	Special Mention	Substandard	Doubtful	Totals
Local	$151,696	$—	$2,365	$—	$154,061
National	235,090	—	1,182	—	236,272
Total	$386,786	$—	$3,547	$—	$390,333
As of December 31, 2016
	Loan Grade
	Pass	Special Mention	Substandard	Doubtful	Totals
Local	$148,805	$—	$1,463	$—	$150,268
National	224,493	—	1,056	1,661	227,210
Total	$373,298	$—	$2,519	$1,661	$377,478

Past Due and Nonaccrual Loans
Please refer to Note 3 for additional information on the definitions of “past due.”
The following tables present an aged analysis of the dental loan portfolio by market, including nonaccrual loans, as of September 30, 2017 and December 31, 2016:

As of September 30, 2017
	30-59 Days Past Due Still Accruing	60-89 Days Past Due Still Accruing	Greater Than 90 Days Past Due Still Accruing	Nonaccrual	Total Past Due and Nonaccrual	Total Current	Total Loans Receivable
Local	$74	$—	$—	$358	$432	$153,629	$154,061
National	—	—	—	767	767	235,505	236,272
Total	$74	$—	$—	$1,125	$1,199	$389,134	$390,333

As of December 31, 2016
	30-59 Days Past Due Still Accruing	60-89 Days Past Due Still Accruing	Greater Than 90 Days Past Due Still Accruing	Nonaccrual	Total Past Due and Nonaccrual	Total Current	Total Loans Receivable
Local	$—	$—	$—	$407	$407	$149,861	$150,268
National	263	366	—	1,660	2,289	224,921	227,210
Total	$263	$366	$—	$2,067	$2,696	$374,782	$377,478
NOTE 5 – SECURITIES SOLD UNDER AGREEMENT TO REPURCHASE
The Company sells certain securities under agreements to repurchase with its customers. The agreements transacted with its customers are utilized as an overnight investment product. The amounts received under these agreements represent short-term borrowings and are reflected as a liability in the consolidated balance sheets. The securities underlying these agreements are included in investment securities in the consolidated balance sheets. The Company has no control over the market value of the securities, which fluctuates due to market conditions. However, the Company is obligated to promptly transfer additional securities if the market value of the securities falls below the repurchase agreement price. The Company manages this risk by maintaining an unpledged securities portfolio that it believes is sufficient to cover a decline in the market value of the securities sold under agreements to repurchase. All securities sold under agreements to repurchase had a daily maturity date. See Note 2 in the Notes to Consolidated Financial Statements included in this Form 10-Q for additional information regarding the securities pledged under agreements to repurchase.

The following table presents information regarding securities sold under agreements to repurchase at September 30, 2017 and December 31, 2016:

	September 30, 2017	December 31, 2016
Balance at end of period	$2,031	$1,966
Average balance outstanding for the period	2,134	702
Maximum amount outstanding at any month end during the period	3,100	2,017
Weighted average interest rate for the period	0.08%	0.06%
Weighted average interest rate at period end	0.07%	0.08%
NOTE 6 – FEDERAL FUNDS AND OVERNIGHT FUNDS PURCHASED
The Company had unsecured federal funds borrowing lines with various correspondent banks totaling $154,000 at September 30, 2017 and $154,000 at December 31, 2016. The terms of the lines are subject to change with interest payable at the then stated rate. At September 30, 2017 and December 31, 2016, there were no borrowings outstanding on these lines.
The Company also had a secured overnight borrowing line available from the Federal Reserve Bank that totaled $87,965 and $80,784 at September 30, 2017 and December 31, 2016, respectively. The Federal Reserve Bank borrowing line is secured through the pledging of $142,321 and $143,679 at September 30, 2017 and December 31, 2016, respectively, of commercial loans under the Company’s Borrower-In-Custody program. At September 30, 2017 and December 31, 2016, there were no outstanding borrowings on this line. The terms of the lines are subject to change with interest payable at the then stated rate.
NOTE 7 – FEDERAL HOME LOAN BANK BORROWINGS
The Company has a borrowing limit with the Federal Home Loan Bank of Des Moines (“FHLB”) equal to 35% of total assets, subject to the value of discounted collateral pledged and stock holdings.
At September 30, 2017, the maximum borrowing line was $891,318; however, the FHLB borrowing line was limited by the discounted value of collateral pledged. At September 30, 2017, the Company had pledged $896,580 in real estate loans to the FHLB that had a discounted collateral value of $632,226. There was $101,000 borrowed on this line at September 30, 2017.
At December 31, 2016, the maximum borrowing line was $889,503; however, the FHLB borrowing line was limited by the discounted value of collateral pledged. At December 31, 2016, the Company had pledged $867,596 in real estate loans to the FHLB that had a discounted collateral value of $632,202. There was $65,000 borrowed on this line at December 31, 2016.

Below is a summary of outstanding FHLB borrowings by maturity.

	Current Rates	September 30, 2017
Cash management advance	NA	$96,000
2017	—	—
2018	1.55	3,000
2019	—	—
2020	—	—
2021	—	—
Thereafter	3.85	2,000
		$101,000
NOTE 8 – BORROWED FUNDS
Subordinated Debentures
In June 2016, the Company issued $35,000 in aggregate principal amount of fixed-to-floating rate subordinated debentures (the “Notes”) in a public offering. The Notes are callable at par after five years, have a stated maturity of September 30, 2026 and bear interest at a fixed annual rate of 5.875% per year, from and including June 27, 2016, but excluding September 30, 2021. From and including September 30, 2021 to the maturity date or early redemption date, the interest rate will reset quarterly to an annual interest rate equal to the then-current three-month LIBOR plus 471.5 basis points.

The Notes are included in Tier 2 capital (with certain limitations applicable) under current regulatory guidelines and interpretations.
Junior Subordinated Debentures
In November 2005, the Company completed the private placement of $8,000 in aggregate liquidation amount of trust preferred securities (the “TPS”), through its subsidiary, Pacific Continental Capital Trust I. The interest rate on the TPS was 6.265% until January 2011, after which it was converted to a floating rate of three-month LIBOR plus 135 basis points. The TPS mature in 2035, but are callable by the Company at par any time after January 7, 2011. The Company issued $8,248 of junior subordinated debentures (the “Debentures”) to the trust in exchange for ownership of all of the common security of the trust and the proceeds of the preferred securities sold by the trust. In accordance with current accounting guidance, the trust is not consolidated in the Company’s financial statements, but rather the Debentures are shown as a liability. The interest rate on the Debentures was 6.265% until January 2011, after which it was converted to a floating rate of three-month LIBOR plus 135 basis points. The Debentures have the same prepayment provisions as the TPS.
On September 6, 2016, the Company completed the acquisition of Foundation Bancorp, Inc. At that time, the Company assumed ownership of Foundation Statutory Trust I, which had previously issued $6,000 in aggregate liquidation amount of trust preferred securities. The interest rate on these trust preferred securities is a floating rate of three-month LIBOR plus 173 basis points. The Company also acquired $6,148 of junior subordinated debentures (the “Foundation Debentures”) issued to the trust in exchange for ownership of all of the common securities of the trust and the proceeds of the preferred securities sold by the trust. In accordance with current accounting guidance, the trust is not consolidated in the Company’s financial statements, but rather the Foundation Debentures are shown as a liability, and acquired at an acquisition date fair value of $3,013.
The Debentures and the Foundation Debentures are included in the Company’s Tier I capital (with certain limitations applicable) under current regulatory guidelines and interpretations.
NOTE 9 – SHARE-BASED COMPENSATION
The Company’s 2006 Stock Option and Equity Compensation Plan (the “2006 SOEC Plan”) authorizes the award of up to 1,550,000 shares in stock-based awards. The awards granted under this plan are service-based and are subject to vesting. The Compensation Committee of the Board of Directors may impose any terms or conditions on the vesting of an award that it determines to be appropriate. Awards granted generally vest over four years and have a maximum life of ten years. Awards may be granted at exercise prices of not less than 100.00% of the fair market value of the Company’s common stock at the grant date.
Pursuant to the 2006 SOEC Plan, incentive stock options (“ISOs”), nonqualified stock options, restricted stock, restricted stock units (“RSUs”), or stock appreciation rights (“SARs”) may be awarded to attract and retain the best available personnel to the Corporation and its subsidiary. SARs may be settled in common stock or cash as determined at the date of issuance. Liability-based awards (including all cash-settled SARs) have no impact on the number of shares available to be issued within the plan. Additionally, non-qualified option awards and restricted stock awards may be granted to directors under the terms of this plan.

The following table identifies the compensation expense recorded and tax benefits received by the Company on its share-based compensation plans for the three and nine months ended September 30, 2017 and 2016:

	Three months ended September 30,
	2017		2016
	Compensation Expense	Tax Benefit	Compensation Expense	Tax Benefit
Equity-based awards:
Employee RSUs	$315	$120	$397	$151
Liability-based awards:
Employee cash SARs	—	—	—	—
	$315	$120	$397	$151

	Nine months ended
	September 30,
	2017		2016
	Compensation Expense	Tax Benefit	Compensation Expense	Tax Benefit
Equity-based awards:
Director restricted stock	$—	$—	$240	$91
Employee RSUs	1,042	396	1,187	451
Liability-based awards:
Employee cash SARs	150	—	—	—
	$1,192	$396	$1,427	$542

The following table identifies stock options, employee stock settled SARs, and employee cash settled SARs exercised during the three and nine months ended September 30, 2017 and 2016:

	Three months ended September 30, 2017
	Number Exercised	Weighted Average Exercise Price	Intrinsic Value	Number of Shares Issued	Net Cash Payment to Employees
Stock options	—	—	—	—	NA
Employee stock SARs	77	$11.30	—	24	NA
Employee cash SARs	—	—	NA	NA	—
	77		—	24	—

	Nine months ended September 30, 2017
	Number Exercised	Weighted Average Exercise Price	Intrinsic Value	Number of Shares Issued	Net Cash Payment to Employees
Stock options	137,307	$14.90	$1,396	79,601	NA
Employee stock SARs	46,798	$15.84	116	10,614	NA
Employee cash SARs	28,150	$16.47	NA	NA	$169
	212,255		$1,512	90,215	$169

	Three months ended September 30, 2016
	Number Exercised	Weighted Average Exercise Price	Intrinsic Value	Number of Shares Issued	Net Cash Payment to Employees
Stock options	30,074	$16.54	$9	9,832	NA
Employee stock SARs	41,237	$15.83	5	1,768	NA
Employee cash SARs	27,521	$15.95	NA	NA	$45
	98,832		$14	11,600	$45

	Nine months ended September 30, 2016
	Number Exercised	Weighted Average Exercise Price	Intrinsic Value	Number of Shares Issued	Net Cash Payment to Employees
Stock options	65,034	$13.86	$117	44,792	NA
Employee stock SARs	79,806	$14.54	26	6,634	NA
Employee cash SARs	47,644	$15.11	NA	NA	$73
	192,484		143	51,426	73

At September 30, 2017, the Company had estimated unrecognized compensation expense of approximately $2,019 for unvested RSUs. This amount is based on a historical forfeiture rate of 13.00% for all RSUs granted to employees. The weighted-average period of time the unrecognized compensation expense will be recognized for the unvested RSUs was approximately 2.26 years as of September 30, 2017.
NOTE 10 – DERIVATIVE INSTRUMENTS
The Bank maintains two interest rate swaps with commercial banking customers tied to loans on the consolidated balance sheet. Those interest rate swaps are simultaneously hedged by offsetting the interest rate swaps that the Bank executes with a third party, such that the Bank minimizes its net rate risk exposure. As of September 30, 2017 and December 31, 2016, the Bank had non-hedge designated interest rate swaps with an aggregate notional amount of approximately $8,357 and $8,540, respectively, related to this program. The Bank does not require separately pledged collateral to secure its interest rate swaps with customers. However, it does make a practice of cross-collateralizing the interest rate swaps with collateral on the underlying loan. The Bank has minimum collateral posting thresholds with certain of its derivative counterparties, and has posted collateral totaling $250 consisting of cash held on deposit for the benefit of the counterparty against its obligations under these agreements as of September 30, 2017 and December 31, 2016.
Previously, the Bank entered into a swap with a third party to serve as a hedge to a fixed rate loan. This swap was designated a hedging instrument, hedging a 10-year fixed rate note bearing interest at 5.71% and maturing August 2023. As of September 30, 2017 the swap was terminated, resulting in a one-time termination fee of $71 paid by the Company to the third party.
The following tables present quantitative information pertaining to the commercial loan related interest rate swaps as of September 30, 2017 and December 31, 2016:

	September 30, 2017	December 31, 2016
	Not-Hedge- Designated	Hedge- Designated	Not-Hedge- Designated
Notional amount	$8,357	$1,492	$8,540
Weighted average pay rate	4.58%	5.71%	4.85%
Weighted average receive rate	4.32%	3.54%	3.63%
Weighted average maturity in years	4.70	6.65	5.45

The following table presents the fair values of derivative instruments and their locations in the consolidated balance sheets as of September 30, 2017 and December 31, 2016:

		Asset Derivatives		Liability Derivatives
Derivative	Balance sheet location	September 30, 2017	December 31, 2016	September 30, 2017	December 31, 2016
Cash flow hedge - trust preferred	Other assets or other payables	$—	$91	$—	$—
Interest rate swap designated as hedging instrument	Other assets or other payables	—	45	—	67
Interest rate swap not designated as hedging instrument	Other assets or other payables	17	14	17	14
		$17	$150	$17	$81
The following table presents the income statement impact of the derivative instruments for the three and nine months ended September 30, 2017 and 2016:

Derivative	Income statement location	Three months ended September 30,		Nine months ended September 30,
		2017	2016	2017	2016
Interest rate swap designated as hedging instrument	Other noninterest income	$—	$(2)	$4	$(6)
		$—	$(2)	$4	$(6)
NOTE 11 – FAIR VALUE
The following disclosures about fair value of financial instruments are made in accordance with provisions of ASC 825 “Financial Instruments.” The use of different assumptions and estimation methods could have a significant effect on fair value amounts. Accordingly, the estimates of fair value herein are not necessarily indicative of the amounts that might be realized in a current market exchange.

The following table presents the estimated fair values of the financial instruments at September 30, 2017 and December 31, 2016:

	September 30, 2017		December 31, 2016
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	$70,278	$70,278	$67,113	$67,113
Securities available-for-sale	453,660	453,660	470,996	470,996
Loans, net of deferred fees	1,882,842	1,855,447	1,857,767	1,837,673
Accrued interest receivable	6,502	6,502	7,017	7,017
Federal Home Loan Bank stock	7,084	7,084	5,423	5,423
Bank-owned life insurance	35,840	35,840	35,165	35,165
Interest rate swaps	17	17	150	150
Financial liabilities:
Deposits	$2,098,157	2,097,073	$2,148,103	$2,147,056
Federal Home Loan Bank borrowings	101,000	101,005	65,000	65,043
Subordinated debenture	34,167	34,167	34,096	32,140
Junior subordinated debentures	11,428	7,610	11,311	6,972
Accrued interest payable	672	672	176	176
Interest rate swaps	17	17	81	81
Cash and cash equivalents – The carrying amount approximates fair value.
Securities available-for-sale – Fair value is based on quoted market prices. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.
Loans – For variable rate loans that reprice frequently and have no significant change in credit risk, fair value is based on carrying values. Fair value of fixed rate loans is estimated by discounting the future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable, and consider credit risk. The Company uses an independent third-party to establish the fair value of loans.
Federal Home Loan Bank stock – The carrying amount represents the fair value and value at which FHLB would redeem the stock.
Interest receivable and payable – The carrying amounts of accrued interest receivable and payable approximate their fair value.
Bank-owned life insurance – The carrying amount is based on cash surrender value which approximates fair value.
Interest rate swaps – Fair value is based on quoted market prices.
Deposits – Fair value of demand, interest bearing demand and savings deposits is the amount payable on demand at the reporting date. Fair value of time deposits is estimated using the interest rates currently offered for deposits of similar remaining maturities. The Company uses an independent third-party to establish the fair value of time deposits.
Federal Home Loan Bank borrowings – Fair value of FHLB borrowings is estimated by discounting future cash flows at rates currently available for debt with similar terms and remaining maturities.
Subordinated debentures – Fair value of subordinated debentures is estimated by discounting future cash flows at rates currently available for debt with similar credit risk, terms and remaining maturities.
Junior subordinated debentures – Fair value of junior subordinated debentures is estimated by discounting future cash flows at rates currently available for debt with similar credit risk, terms and remaining maturities.
Off-balance sheet financial instruments – The carrying amount and fair value are based on fees charged for similar commitments and are not material.
The Company also adheres to the FASB guidance with regards to ASC 820, “Fair Value Measures.” This guidance defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. The statement requires fair value measurement disclosure of all assets and liabilities that are carried at fair value on either a recurring or nonrecurring basis. The Company determines fair value based upon quoted prices when available or through the use of alternative approaches, such as matrix or model pricing, when market quotes are not readily accessible or available. The valuation techniques used are based on observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. These two types of inputs create the following fair value hierarchy:

•	Level 1 – Quoted prices for identical instruments in active markets.

•
Level 2 – Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active or model-derived valuations whose inputs are observable or whose significant value drivers are observable.

•
Level 3 – Unobservable inputs are used to measure fair value to the extent that observable inputs are not available. The Company’s own data used to develop unobservable inputs is adjusted for market consideration when reasonably available.

The following table presents information about the level in the fair value hierarchy for the Company’s assets and liabilities not measured and carried at fair value as of September 30, 2017 and December 31, 2016:

	Carrying Amount	Fair Value at September 30, 2017
		Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$70,278	$70,278	$—	$—
Loans, net of deferred fees	1,882,842	—	—	1,855,447
Accrued interest receivable	6,502	6,502	—	—
Federal Home Loan Bank stock	7,084	7,084	—	—
Financial liabilities:
Deposits	$2,098,157	$1,961,663	$135,410	$—
Federal Home Loan Bank borrowings	101,000	—	101,005	—
Subordinated debentures	34,167	—	34,167	—
Junior subordinated debentures	11,428	—	7,610	—
Accrued interest payable	672	672	—	—

	Carrying Amount	Fair Value at December 31, 2016
		Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$67,113	$67,113	$—	$—
Loans	1,857,767	—	—	1,837,673
Accrued interest receivable	7,017	7,017	—	—
Federal Home Loan Bank stock	5,423	5,423	—	—
Bank-owned life insurance	35,165	35,165	—	—
Financial liabilities:
Deposits	$2,148,103	$1,969,220	$177,836	$—
Federal Home Loan Bank borrowings	65,000	—	65,043	—
Subordinated debentures	34,096	—	32,140	—
Junior subordinated debentures	11,311	—	6,972	—
Accrued interest payable	176	176	—	—

The tables below show assets and liabilities measured at fair value on a recurring basis as of September 30, 2017 and December 31, 2016:

	Carrying	Fair Value at September 30, 2017
	Value	Level 1	Level 2	Level 3
Financial Assets
Available-for-sale securities
Obligations of U.S. government agencies	$25,670	$—	$25,670	$—
Obligations of states and political subdivisions	110,474	—	110,474	—
Agency mortgage-backed securities	278,865	—	278,865	—
Private-label mortgage-backed securities	1,518	—	315	1,203
SBA variable rate pools	37,133	—	37,133	—
Interest rate swaps	17	17	—	—
Total assets measured on a recurring basis	$453,677	$17	$452,457	$1,203
Financial Liabilities
Interest rate swap liabilities measured on a recurring basis	$17	$17	$—	$—

	Carrying	Fair Value at December 31, 2016
	Value	Level 1	Level 2	Level 3
Available-for-sale securities
Obligations of U.S. government agencies	$25,620	$—	$25,620	$—
Obligations of states and political subdivisions	110,739	—	110,739	—
Agency mortgage-backed securities	290,036	—	290,036	—
Private-label mortgage-backed securities	1,937	—	569	1,368
SBA variable rate pools	42,664	—	42,664	—
Interest rate swaps	150	150	—	—
Total assets measured on a recurring basis	$471,146	$150	$469,628	$1,368
Financial Liabilities
Interest rate swap liabilities measured on a recurring basis	$81	$81	$—	$—
No transfers to or from Levels 1 and 2 occurred on assets and liabilities measured at fair value on a recurring basis during the three or nine months ended September 30, 2017 or during the year ended December 31, 2016.

The following is a description of the inputs and valuation methodologies used for assets and liabilities recorded at fair value on a recurring basis. Fair value for all classes of available-for-sale securities and derivative instruments are estimated by obtaining quoted market prices for identical assets, where available. If such prices are not available, fair value is based on independent asset pricing services and models, the inputs of which are market-based or independently sourced market parameters, including, but not limited to, yield curves, interest rates, prepayments, defaults, cumulative loss projections and cash flows. There have been no significant changes in the valuation techniques during the periods reported.
The following table provides a reconciliation of private-label mortgage-backed securities measured at fair value on a recurring basis using unobservable inputs (Level 3) for the three and nine months ended September 30, 2017 and 2016:

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Beginning balance	$1,267	$1,399	$1,368	$1,586
Transfers into level 3	—	70	—	70
Transfers out of Level 3	—	—	—	—
Total gains or losses
Included in earnings	(7)	(2)	(9)	(19)
Included in other comprehensive income	13	64	70	45
Paydowns	(70)	(77)	(226)	(228)
Purchases, issuances, sales and settlements
Purchases	—	—	—	—
Issuances	—	—	—	—
Sales	—	—	—	—
Settlements	—	—	—	—
Ending balance	$1,203	$1,454	$1,203	$1,454
Fair value for all classes of available-for-sale securities is estimated by obtaining quoted market prices for identical assets, where available. If such prices are not available, fair value is based on quoted prices for similar instruments or model-derived valuations whose inputs are observable or whose significant value drivers are observable. In instances where quoted prices for identical or similar instruments and observable inputs are not available, unobservable inputs, including the Company’s own data, are used.
The Company utilizes FTN Financial as an independent third-party asset pricing service to estimate fair value on all of its available-for-sale securities. The inputs used to value all securities include benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, and reference data including market research, market indicators, and industry and economic trends. Additional inputs specific to each asset type are as follows:

•	Obligations of U.S. government agencies – TRACE reported trades.

•	Obligations of states and political subdivisions – MSRB reported trades, material event notices, and Municipal Market Data (MMD) benchmark yields.

•	Private-label mortgage-backed securities – new issue data, monthly payment information, and collateral performance (whole loan collateral).

•	Mortgage-backed securities – TBA prices and monthly payment information.

•	SBA variable pools – TBA prices and monthly payment information.
Inputs may be prioritized differently on any given day for any security and not all inputs listed are available for use in the evaluation process on any given day for each security evaluation.

The valuation methodology used by asset type includes:

•
Obligations of U.S. government agencies – security characteristics, defined sector break-down, benchmark yields, applied base spread, yield to maturity (bullet structures), corporate action adjustment, and evaluations based on T+3 settlement.

•
Obligations of states and political subdivisions – security characteristics, benchmark yields, applied base spread, yield to worst or market convention, ratings updates, prepayment schedules (housing bonds), material event notice adjustments, and evaluations based on T+3 settlement.

•
Private-label mortgage-backed securities – security characteristics, prepayment speeds, cash flows, TBA, Treasury and swap curves, IO/PO strips or floating indexes, applied base spread, spread adjustments, yield to worst or market convention, ratings updates (whole-loan collateral), and evaluations based on T+0 settlement.

•	Mortgage-backed securities – security characteristics, TBA, Treasury, or floating index benchmarks, spread to TBA levels, prepayment speeds, applied spreads, and evaluations based on T+0 settlement.

•	SBA pools – security characteristics, TBA, Treasury, or floating index benchmarks, spread to TBA levels, prepayment speeds, applied spreads, and evaluations based on T+0 settlement.
The third-party pricing service follows multiple review processes to assess the available market, credit and deal-level information to support its valuation estimates. If sufficient objectively verifiable information is not available to support a security’s valuation, an alternate independent evaluation source will be used.

The Company’s securities portfolio was valued through its independent third-party pricing service using evaluated pricing models and quoted prices based on market data. For further assurance, the Company’s estimate of fair value was compared to an additional independent third-party estimate at June 30, 2016, and the Company obtained key inputs for a sample of securities across sectors and evaluated those inputs for reasonableness. This analysis was performed at the individual security level and no material variances were noted. Due to the pending merger with Columbia and the anticipated timing of the closing, the independent analysis that would have normally been conducted as of June 30, 2017 was not completed.
There have been no significant changes in the valuation techniques during the periods reported.
The tables below show assets measured at fair value on a nonrecurring basis as of September 30, 2017 and December 31, 2016:

	Carrying	Fair Value
September 30, 2017	Value	Level 1	Level 2	Level 3
Loans measured for impairment (net of government guarantees and specific reserve)	$458	$—	$—	$458
	Carrying	Fair Value
December 31, 2016	Value	Level 1	Level 2	Level 3
Other real estate owned	$10,936	$—	$—	$10,936
The following is a description of the inputs and valuation methodologies used for assets recorded at fair value on a nonrecurring basis.
Loans measured for impairment (net of government guarantees and specific reserves) include the estimated fair value of collateral-dependent loans, less collectible government guarantees, as well as certain noncollateral-dependent loans measured for impairment with an allocated specific reserve. When a collateral-dependent loan is identified as impaired, the value of the loan is measured using the current fair value of the collateral less selling costs. The fair value of collateral is generally estimated by obtaining external appraisals which are usually updated every 6 to 12 months based on the nature of the impaired loans. Certain noncollateral-dependent loans measured for impairment with an allocated specific reserve are valued based upon the estimated net realizable value of the loan. If the estimated fair value of the impaired loan, less collectible government guarantees, is less than the recorded investment in the loan, impairment is recognized as a charge-off through the allowance for loan losses. The carrying value of the loan is adjusted to the estimated fair value. The carrying value of loans fully charged off is zero.
Other real estate owned represents real estate which the Company has taken control of in partial or full satisfaction of loans. At the time of foreclosure, other real estate owned is recorded at the lower of the carrying amount of the loan or fair value less costs to sell, which becomes the property’s new basis. Any write downs based on the asset’s fair value at the date of acquisition are charged to the allowance for loan losses. After foreclosure, management periodically orders appraisals or performs valuations to ensure that the real estate is carried at the lower of its new cost basis or fair value, net of estimated costs to sell. Appraisals are generally updated every 6 to 12 months on other real estate owned. Fair value adjustments on other real estate owned are recognized within net loss on real estate owned. The loss represents impairments on other real estate owned for fair value adjustments based on the fair value of the real estate.
There have been no significant changes in the valuation techniques during the periods reported.
NOTE 12 – REGULATORY MATTERS
The Company and the Bank are subject to the regulations of certain federal and state agencies and receive periodic examinations by those regulatory authorities. In addition, they are subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory – and possibly additional discretionary – actions by regulators that, if undertaken, could have a direct material effect on the consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company and the Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of Total capital, Tier 1 capital, common equity Tier 1 to risk-weighted assets and Tier 1 capital to leverage assets. Management believes that, as of September 30, 2017, the Company and the Bank met all capital adequacy requirements to which they were subject.

As of September 30, 2017, and according to Federal Reserve and FDIC guidelines, the Bank was considered to be well-capitalized. To be categorized as well-capitalized, the Bank must maintain minimum Total capital, Tier 1 capital, common equity Tier 1 to risk-weighted assets and Tier 1 capital to leverage assets ratios as set forth in the following table.

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of September 30, 2017:
Total capital
(to risk weighted assets)
Bank:	$291,800	13.41%	$174,002	8.00%	$217,502	10.00%
Company:	$295,048	13.56%	NA		NA
Tier 1 capital
(to risk weighted assets)
Bank:	$267,989	12.32%	$130,501	6.00%	$174,002	8.00%
Company:	$237,069	10.90%	NA		NA
Common Equity Tier 1
(to risk weighted assets)
Bank:	$267,989	12.32%	$97,876	4.50%	$141,376	6.50%
Company:	$223,696	10.28%	NA		NA
Tier 1 capital
(to leverage assets)
Bank:	$267,989	10.72%	$100,002	4.00%	$108,751	5.00%
Company:	$237,069	9.48%	NA		NA
As of December 31, 2016:
Total capital
(to risk weighted assets)
Bank:	$267,416	12.19%	$175,555	8.00%	$219,444	10.00%
Company:	$278,444	12.69%	NA		NA
Tier 1 capital
(to risk weighted assets)
Bank:	$244,414	11.14%	$131,666	6.00%	$175,555	8.00%
Company:	$221,346	10.08%	NA		NA
Common Equity Tier 1
(to risk weighted assets)
Bank:	$244,414	11.14%	$98,750	4.50%	$142,638	6.50%
Company:	$208,873	9.52%	NA		NA
Tier 1 capital
(to leverage assets)
Bank:	$244,414	9.96%	$98,181	4.00%	$122,726	5.00%
Company:	$221,346	9.01%	NA		NA